1 Regions Financial 4th Quarter 2013 Earnings Conference Call January 21, 2014 Exhibit 99.3

2 We are pleased with the progress made in 2013 and look forward to building on that momentum in 2014 2013 – Focused on the fundamentals Noteworthy Accomplishments in 2013 • Net income available to common shareholders increased 10% • Expanded net interest margin 16 bps • Lowered deposit costs 10 bps to historic low • Achieved broad-based asset quality improvement • Raised common stock cash dividend • Improved debt and capital structure • Completed common stock share repurchase program • Grow loans • Grow relationships • Prudently manage expenses Successful Execution of Business Priorities Financial Highlights Net Income(1) $219 $1,090 Diluted EPS $0.16 $0.77 ($ in millions, except per share data) (1) Available to common shareholders

3 Notable items in the fourth quarter • Loans totaling approximately $686 million transferred to held-for-sale • Loans were primarily accruing first lien residential mortgages classified as Troubled Debt Restructurings (TDRs) • Net charge-offs increased $151 million and allowance for loan losses reduced by $76 million • Expected to result in lower deposit administrative fees, improved credit profile and further strengthened balance sheet Loans Transferred to HFS Notable Items Impact ($ in millions, except per share data) Pre-tax $ After-tax $ EPS Impact of Loans Transferred to Held-For-Sale (75) (46) Leveraged Lease Terminations 39 6 Branch Consolidations (5) (3) Regulatory Charge (58) (58) Tax Reduction, Primarily Valuation Allowance - 40 Total Impact to Continuing Operations (99) (61) ($0.04) Indemnification Legal Reserve Increase (25) (14) ($0.01) Total Impact to Net Income Available to Common Shareholders (124) (75) ($0.05)

4 Loan balances impacted by the transfer of loans to held-for-sale Total Loan Balances (1) (1) Ending balances (2) See GAAP to non-GAAP reconciliation in appendix • Total average loan balances up 1% - however, ending loans down 2% due to loans transferred to held-for-sale • Excluding the loans transferred, adjusted ending loans declined 1 percent (2) linked quarter • Commercial and industrial balances impacted by leveraged lease terminations, pay downs of loans (some of which were non-performing) and volatility in REIT lines in the normal course of business • Home equity portfolio steady linked quarter as pace of new production in home equity loan product offset deleveraging within home equity lines • Credit card balances increased 6% over third quarter as number of active card holders increased 4% • Expect 2014 loan growth to be in the 3% to 5% range ($ in millions) 44,793 45,061 46,044 46,736 45,968 29,202 28,875 28,946 29,156 28,641 $73,995 $73,936 $74,990 $75,892 $74,609 4Q12 1Q13 2Q13 3Q13 4Q13 Business Lending Consumer Lending

5 Total funding costs continued to improve • Average low-cost deposits increased $500 million linked quarter to 89% of average deposits • Deposit costs declined to a historically low level of 12 bps • Deposit costs declined 10 bps from the fourth quarter of the previous year • Total funding costs declined 16 bps from the same period in the prior year to 34 basis points - due to liability management actions in 2Q13 and lower deposit costs Deposit Balances (1) and Deposit Costs 80,585 80,960 81,190 81,663 82,163 14,220 12,904 11,423 10,417 9,888 $94,805 $93,864 $92,613 $92,080 $92,051 22 bps 18 bps 15 bps 13 bps 12 bps 4Q12 1Q13 2Q13 3Q13 4Q13 Low-Cost Deposits Time Deposits + Other Deposit Costs ($ in millions) (1) Average balances Funding Costs 50 bps 45 bps 40 bps 35 bps 34 bps 4Q12 1Q13 2Q13 3Q13 4Q13

6 Net interest income increased and net interest margin expanded • Net interest income increased 1% from prior quarter and net interest margin increased 2 bps • Increases in long-term interest rates further reduce prepayments on securities and premium amortization • Premium amortization totaled $45 million and contributed 5 bps lift to margin • Asset sensitive balance sheet reacts favorably to increases in both short- term and long-term interest rates • Expect margin to remain relatively stable if rates remain at present level Net Interest Income and Net Interest Margin $831 $811 $821 $838 $846 3.10% 3.13% 3.16% 3.24% 3.26% 4Q12 1Q13 2Q13 3Q13 4Q13 Net Interest Income (FTE) Net Interest Margin ($ in millions)

7 Non-interest revenue impacted by company initiatives • Non-interest revenue increased 6% QoQ • Included $17 million net gain related to sale of certain low-income housing investments and $39 million gain related to leveraged lease terminations • As expected, mortgage production slowed by 23% and mortgage income declined 17% • Continue to optimize mortgage operations model to account for slowdown in production • Made significant investments in Wealth Management group with addition of over 100 Financial Consultant positions • In 2013, Now Banking households increased 26%, active debit card users increased 2% and pre-paid card users increased 50% Non-Interest Revenue 254 242 237 251 248 90 72 69 52 43 21 18 19 21 17 82 86 87 111 84 89 83 85 60 134 $536 $501 $497 $495 $526 4Q12 1Q13 2Q13 3Q13 4Q13 Other Wealth Management Income Credit Card / Bank Card Income Mortgage Income Service Charges Income ($ in millions)

8 Prudent expense management • 4Q expenses included $58 million regulatory charge • Branch consolidation expense of $5 million for 30 branches • Deposit administrative fees lower by $15 million - due to improvement in asset quality and overall business performance and refunds of previously incurred fees • Salaries and benefits increased from previous quarter, reflecting an increase in headcount offset by a decline in mortgage incentives • Adjusted efficiency ratio improved 100 bps (1) • Expect full year 2014 expenses to be lower than full year adjusted 2013 expenses Non-Interest Expenses $902 $842 $884 $884 883 63 $946 4Q12 1Q13 2Q13 3Q13 4Q13 Regulatory Charge and Branch Consolidation Expense ($ in millions) (1) See GAAP to non-GAAP reconciliation in appendix

9 3,156 2,964 2,776 2,477 2,088 1,336 1,136 1,142 1,035 927 $4,492 $4,100 $3,918 $3,512 $3,015 4Q12 1Q13 2Q13 3Q13 4Q13 Classified Loans Special Mention NPLs and Coverage Ratio (2) Broad-based improvement in asset quality Net Charge-Offs and Ratio Criticized and Classified Loans (3) ($ in millions) $1,681 $1,586 $1,506 $1,354 $1,082 114% 110% 109% 114% 124% 80% 90% 100% 110% 120% 130% 140% 150% 160% 170% 4Q12 1Q13 2Q13 3Q13 4Q13 Troubled Debt Restructurings ($ in millions) 127 151 $180 $180 $144 $114 $278 0.96% 0.99% 0.77% 0.60% 0.67% 4Q12 1Q13 2Q13 3Q13 4Q13 Net Charge-Offs related to loan transfer Adjusted Net Charge-Offs Adjusted Net Charge-Offs ratio (4) (1) Year-over-year change (2) Excludes loans held for sale (3) Includes commercial and investor real estate loans only (4) See GAAP to non-GAAP reconciliation in appendix (5) The All Other category includes TDRs classified as Held-For-Sale for the following periods : $25M in 4Q12, $13M in 1Q13, $39M in 2Q13 and $31M in 3Q13 29% Decline (1) 36% Decline in Total NPLs (1) 33% Decline (1) ($ in millions) 1,185 1,187 1,166 1,159 463 2,409 2,335 2,182 2,050 1,712 579 $3,594 $3,522 $3,348 $3,209 $2,754 4Q12 1Q13 2Q13 3Q13 4Q13 Residential First Mortgage All Other TDRs Held-For-Sale (4) 23% Decline (1) ($ in millions) (5) (5)

10 Strong capital position • Basel III Tier 1 Common ratio(1)(2) estimated to be approximately 10.5%, which is well above minimum threshold • Liquidity at both the bank and holding company remains solid with a loan to deposit ratio of 81% • Regions remains well-positioned to be fully compliant with the Liquidity Coverage Ratio Tier 1 capital ratio (1) 12.0% 12.4% 11.6% 11.5% 11.6% 4Q12 1Q13 2Q13 3Q13 4Q13 (1) Current quarter ratios are estimated (2) See GAAP to non-GAAP reconciliation in appendix (3) Based on ending balances Tier 1 common ratio (1)(2) 10.8% 11.2% 11.1% 11.0% 11.2% 4Q12 1Q13 2Q13 3Q13 4Q13 Loan to deposit ratio (3) 78% 79% 81% 82% 81% 4Q12 1Q13 2Q13 3Q13 4Q13

11 Appendix

Non-GAAP reconciliation: Ending loans

($ amounts in millions)	Quarter Ended 12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013 vs. 9/30/2013		12/31/2013 vs. 12/31/2012	
Commercial and industrial	$ 29,413	$ 29,863	$ 28,954	$ 27,602	$ 26,674	$ (450)	(1.5)%	$ 2,739	10.3 %
Commercial real estate mortgage—owner-occupied	9,495	9,566	9,731	9,812	10,095	(71)	(0.7)%	(600)	(5.9)%
Commercial real estate construction—owner-occupied	310	377	345	325	302	(67)	(17.8)%	8	2.6 %
Total commercial	39,218	39,806	39,030	37,739	37,071	(588)	(1.5)%	2,147	5.8 %
Commercial investor real estate mortgage	5,318	5,613	5,806	6,338	6,808	(295)	(5.3)%	(1,490)	(21.9)%
Commercial investor real estate construction	1,432	1,317	1,208	984	914	115	8.7 %	518	56.7 %
Total investor real estate	6,750	6,930	7,014	7,322	7,722	(180)	(2.6)%	(972)	(12.6)%
Residential first mortgage	12,163	12,856	12,839	12,875	12,963	(693)	(5.4)%	(800)	(6.2)%
Home equity—first lien	5,998	5,894	5,726	5,625	5,622	104	1.8 %	376	6.7 %
Home equity—second lien	5,296	5,455	5,684	5,921	6,178	(159)	(2.9)%	(882)	(14.3)%
Indirect	3,075	2,889	2,693	2,483	2,336	186	6.4 %	739	31.6 %
Consumer credit card	948	896	866	851	906	52	5.8 %	42	4.6 %
Other consumer	1,161	1,166	1,138	1,120	1,197	(5)	(0.4)%	(36)	(3.0)%
Total consumer	28,641	29,156	28,946	28,875	29,202	(515)	(1.8)%	(561)	(1.9)%
Total Loans (GAAP)	$ 74,609	$ 75,892	$ 74,990	$ 73,936	$ 73,995	$ (1,283)	(1.7)%	$ 614	0.8 %
Residential first mortgage loans transferred to held for sale	686	—	—	—	—	686	NM	686	NM
Adjusted Total Loans (non-GAAP) [(1)]	$ 75,295	$ 75,892	$ 74,990	$ 73,936	$ 73,995	$ (597)	(0.8)%	$ 1,300	1.8 %

NM – Not Meaningful

(1) Regions believes excluding the impact of the residential first mortgage loans transferred to held for sale during the fourth quarter of 2013 provides a more meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

REGIONS

12

Non-GAAP reconciliation: Non-interest expense and efficiency ratio

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses this ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue (GAAP). Adjustments are made to arrive at adjusted total revenue (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

.

($ amounts in millions)		Quarter Ended 12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	4Q13 vs. 3Q13		4Q13 vs. 4Q12	
Non-interest expense (GAAP)		$ 946	$ 884	$ 884	$ 842	$ 902	$ 62	7.0 %	$ 44	4.9 %
Adjustments:										
REIT investment early termination costs		—	—	—	—	(42)	—	NM	42	NM
Loss on early extinguishment of debt		—	(5)	(56)	—	(11)	5	NM	11	NM
Regulatory charge		(58)	—	—	—	—	(58)	NM	(58)	NM
Branch and other equipment charges		(5)	—	—	—	—	(5)	NM	(5)	NM
Adjusted non-interest expense (non-GAAP)	A	$ 883	$ 879	$ 828	$ 842	$ 849	$ 4	0.5 %	$ 34	4.0 %
Net interest income (GAAP)		$ 832	$ 824	$ 808	$ 798	$ 818	$ 8	1.0 %	$ 14	1.7 %
Taxable-equivalent adjustment		14	14	13	13	13	—	NM	1	7.7 %
Net interest income, taxable-equivalent basis		846	838	821	811	831	8	1.0 %	15	1.8 %
Non-interest income (GAAP)		526	495	497	501	536	31	6.3 %	(10)	(1.9)%
Adjustments:										
Leveraged lease termination gains, net		(39)	—	—	—	—	(39)	NM	(39)	NM
Securities gains, net		—	(3)	(8)	(15)	(12)	3	NM	12	NM
Gain on sale of other assets[1]		—	(24)	—	—	—	24	NM	—	NM
Adjusted non-interest income (non-GAAP)	B	487	468	489	486	524	19	4.1 %	(37)	(7.1)%
Adjusted total revenue (non-GAAP)	C	$ 1,333	$ 1,306	$ 1,310	$ 1,297	$ 1,355	$ 27	2.1 %	$ (22)	(1.6)%
Adjusted efficiency ratio (non-GAAP)	A/C	66.3 %	67.3 %	63.1 %	64.9 %	62.7%				

NM – Not Meaningful

(1) Gain on sale of a non-core portion of a Wealth Management business.

REGIONS 13

Non-GAAP reconciliation: Net charge-off ratio

Select calculations for annualized net charge-offs as a percentage of average loans are presented in the table below. During the fourth quarter of 2013, Regions made the strategic decision to transfer certain primarily accruing restructured residential first mortgage loans to loans held for sale. These loans were marked down to fair value through net charge-offs upon transfer to held for sale. Management believes that excluding the incremental increase to net charge-offs from the affected net charge-off ratios will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		As of and for Quarter Ended				
($ amounts in millions)		12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Residential first mortgage net charge-offs (GAAP)	A	$ 164	$ 13	$ 18	$ 22	$ 26
Less: Net charge-offs associated with transfer to loans held for sale		151	—	—	—	—
Adjusted residential first mortgage net charge-offs (non-GAAP)	B	$ 13	$ 13	$ 18	$ 22	$ 26
Total consumer net charge-offs (GAAP)	C	$ 219	$ 72	$ 72	$ 84	$ 96
Less: Net charge-offs associated with transfer to loans held for sale		151	—	—	—	—
Adjusted total consumer net charge-offs (non-GAAP)	D	$ 68	$ 72	$ 72	$ 84	$ 96
Total net charge-offs (GAAP)	E	$ 278	$ 114	$ 144	$ 180	$ 180
Less: Net charge-offs associated with transfer to loans held for sale		151	—	—	—	—
Adjusted net charge-offs (non-GAAP)	F	$ 127	$ 114	$ 144	$ 180	$ 180
Average residential first mortgage loans (GAAP)	G	$ 12,752	$ 12,835	$ 12,823	$ 12,900	$ 13,072
Add: Average balances of residential first mortgage loans transferred to loans held for sale		74	—	—	—	—
Adjusted average residential first mortgage loans (non-GAAP)	H	$ 12,826	$ 12,835	$ 12,823	$ 12,900	$ 13,072
Average total consumer loans (GAAP)	I	$ 29,147	$ 29,031	$ 28,892	$ 29,020	$ 29,368
Add: Average balances of residential first mortgage loans transferred to loans held for sale		74	—	—	—	—
Adjusted average total consumer loans (non-GAAP)	J	$ 29,221	$ 29,031	$ 28,892	$ 29,020	$ 29,368
Total average loans (GAAP)	K	$ 75,843	$ 75,359	$ 74,549	$ 73,919	$ 74,622
Add: Average balances of residential first mortgage loans transferred to loans held for sale		74	—	—	—	—
Adjusted total average loans (non-GAAP)	L	$ 75,917	$ 75,359	$ 74,549	$ 73,919	$ 74,622
Residential first mortgage net charge-off percentage (GAAP)*	A/G	5.10 %	0.41 %	0.56 %	0.68 %	0.76 %
Adjusted residential first mortgage net charge-off percentage (non-GAAP)*	B/H	0.41 %	0.41 %	0.56 %	0.68 %	0.76 %
Total consumer net charge-off percentage (GAAP)*	C/I	2.98 %	0.99 %	0.99 %	1.17 %	1.28 %
Adjusted total consumer net charge-off percentage (non-GAAP)*	D/J	0.93 %	0.99 %	0.99 %	1.17 %	1.28 %
Total net charge-off percentage (GAAP)*	E/K	1.46 %	0.60 %	0.77 %	0.99 %	0.96 %
Adjusted total net charge-off percentage (non-GAAP)*	F/L	0.67 %	0.60 %	0.77 %	0.99 %	0.96 %

* Annualized

REGIONS 14

Non-GAAP reconciliation: Tier 1 common

The following table provides calculations of Tier 1 capital (regulatory) and "Tier 1 common equity" (non-GAAP). Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank's capital adequacy based on Tier 1 capital, the calculation of which is prescribed in amount by federal banking regulations. In connection with the Company's Comprehensive Capital Analysis and Review ("CCAR"), these regulators are supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not prescribed in amount by federal banking regulations (under Basel I), analysts and banking regulators have assessed Regions' capital adequacy using the Tier 1 common equity measure. Because Tier 1 common equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations (under Basel I), this measure is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions' disclosed calculations. Since analysts and banking regulators may assess Regions' capital adequacy using Tier 1 common equity, management believes that it is useful to provide investors the ability to assess Regions' capital adequacy on this same basis.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity (non-GAAP). Tier 1 common equity (non-GAAP) is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio (non-GAAP). The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

		As of and for Quarter Ended				
($ amounts in millions, except per share data)		12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
TIER 1 COMMON RISK-BASED RATIO [1]—CONSOLIDATED						
Stockholders' equity (GAAP)		$ 15,768	$ 15,489	$ 15,329	$ 15,740	$ 15,499
Accumulated other comprehensive (income) loss		319	411	478	12	(65)
Non-qualifying goodwill and intangibles		(4,798)	(4,804)	(4,812)	(4,819)	(4,826)
Disallowed deferred tax assets		—	—	—	—	(35)
Disallowed servicing assets		(31)	(30)	(30)	(37)	(33)
Qualifying non-controlling interests		—	—	—	93	93
Qualifying trust preferred securities		—	—	3	501	501
Tier 1 capital (regulatory)		$ 11,258	$ 11,066	$ 10,968	$ 11,490	$ 11,134
Qualifying non-controlling interests		—	—	—	(93)	(93)
Qualifying trust preferred securities		—	—	(3)	(501)	(501)
Preferred stock		(450)	(458)	(466)	(474)	(482)
Tier 1 common equity (non-GAAP)	A	$ 10,808	$ 10,608	$ 10,499	$ 10,422	$ 10,058
Risk-weighted assets (regulatory)	B	96,911	96,486	94,640	92,787	92,811
Tier 1 common risk-based ratio (non-GAAP)	A/B	11.2 %	11.0 %	11.1 %	11.2 %	10.8 %

(1) Current quarter amount and the resulting ratio are estimated.

REGIONS

15

16 Non-GAAP reconciliation: Basel III The following table provides calculations of Tier 1 common, based on Regions’ current understanding of the Final Basel III requirements, released in July 2013. Regions currently calculates its risk-based capital ratios under guidelines adopted by the Federal Reserve based on the 1988 Capital Accord (“Basel I”) of the Basel Committee on Banking Supervision (the “Basel Committee”). In December 2010, the Basel Committee released its final framework for Basel III, which will strengthen international capital and liquidity regulation. In June 2012, U.S. Regulators released three separate Notices of Proposed Rulemaking covering U.S. implementation of the Basel III framework. In July 2013, U.S. Regulators released final rules covering the U.S. implementation of the Basel III framework, which will change capital requirements and place greater emphasis on common equity. For Regions, the Basel III framework will be phased in beginning in 2015 with full implementation complete beginning in 2019. The calculations provided below are estimates, based on Regions’ current understanding of the final framework, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because the Basel III implementation regulations are not formally defined by GAAP, these measures are considered to be non-GAAP financial measures, and other entities may calculate them differently from Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using the Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on the same basis. (1) Under Basel III, in addition to goodwill and other identified intangibles regulatory capital must be reduced by purchased credit card relationship intangible assets. The majority of these assets are allowed in Basel I capital. (2) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III. The amount included above is a reasonable approximation, based on our understanding of the requirements. Estimate based on July 2013 Final Rules ($ amounts in millions) 12/31/2013 Stockholders' equity (GAAP) 15,768 $ Non-qualifying goodwill and intangibles (1) (4,922) Final Rules Adjustments Adjustments, including all components of Accumulated Other Comprehensive Income, disallowed deferred tax assets, threshold deductions and other adjustments 130 Non-Common Tier 1 (450) Basel III Tier 1 Common (non-GAAP) 10,526 $ Basel I risk-weighted assets 96,911 Basel III risk-weighted assets (2) 99,929 Basel III Tier 1 Common Ratio 10.5%

17 Forward-looking statements This presentation may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a “safe harbor” for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: >The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) became law in July 2010, and a number of legislative, regulatory and tax proposals remain pending. Future and proposed rules may have significant effects on Regions and the financial services industry, the exact nature and extent of which cannot be determined at this time. >Current developments in recent litigation against the Board of Governors of the Federal Reserve System could result in possible reductions in the maximum permissible interchange fee that an issuer may receive for electronic debit transactions and/or the possible expansion of providing merchants with the choice of multiple unaffiliated payment networks for each transaction, each of which could negatively impact the income Regions currently receives with respect to those transactions. >Possible additional loan losses, impairment of goodwill and other intangibles, and adjustment of valuation allowances on deferred tax assets and the impact on earnings and capital. >Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins. Increases in benchmark interest rates could also increase debt service requirements for customers whose terms include a variable interest rate, which may negatively impact the ability of borrowers to pay as contractually obligated. >Possible adverse changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular. >Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans. >Possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations, may have an adverse effect on business. >Possible regulations issued by the Consumer Financial Protection Bureau or other regulators which might adversely impact Regions’ business model or products and services. >Regions’ ability to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or issue or redeem preferred stock or other regulatory capital instruments, is subject to the review of such proposed actions by the Federal Reserve as part of Regions’ comprehensive capital plan for the applicable period in connection with the regulators’ Comprehensive Capital Analysis and Review (CCAR) process and to the acceptance of such capital plan and non-objection to such capital actions by the Federal Reserve. >Possible stresses in the financial and real estate markets, including possible deterioration in property values. >Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business. >Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures. >Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers. >Cyber-security risks, including “denial of service,” “hacking” and “identity theft,” that could adversely affect our business and financial performance, or our reputation. >Regions’ ability to keep pace with technological changes. >Regions’ ability to effectively identify and manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, reputational risk, counterparty risk, international risk, regulatory risk, and compliance risk. >Regions’ ability to ensure adequate capitalization which is impacted by inherent uncertainties in forecasting credit losses. >The reputational damage, cost and other effects of material contingencies, including litigation contingencies, and negative publicity, fines, penalties, and other negative consequences from any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory violations and legal actions. >The effects of increased competition from both banks and non-banks. >The effects of geopolitical instability and risks such as terrorist attacks. >Regions' ability to identify and address data security breaches. >Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits. >The effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effects of man-made disasters. >Possible downgrades in ratings issued by rating agencies. >Possible changes in the speed of loan prepayments by Regions’ customers and loan origination or sales volumes. >Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. >The effects of problems encountered by larger or similar financial institutions that adversely affect Regions or the banking industry generally. >Regions’ ability to receive dividends from its subsidiaries. >The effects of the failure of any component of Regions’ business infrastructure which is provided by a third party. >Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. >The effects of any damage to Regions’ reputation resulting from developments related to any of the items identified above. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors" of Regions' Annual Report on Form 10-K for the year ended December 31, 2012 and the "Forward-Looking Statements" section of Regions' Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2013, as filed with the Securities and Exchange Commission. The words "believe," "expect," "anticipate," "project," and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

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